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                                                                   Exhibit 10.19


                                PROMISSORY NOTE
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$  199,999.99                                                 August 10, 2000
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          FOR VALUE RECEIVED, the undersigned, ROBERT A. BAUGHMAN, J.R., 4 Sugar
Hollow Court, Katonah, New York 10536 (the "Maker"), hereby promises to pay to
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the order of EMISPHERE TECHNOLOGIES, INC., a Delaware corporation, with its principal place of business at 765 Old Saw Mill River Road, Tarrytown, New York 10591 (the "Lender"), the principal amount of ONE-HUNDRED NINETY-NINE THOUSAND
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NINE-HUNDRED NINETY-NINE DOLLARS AND NINETY-NINE CENTS ($199,999.99), together
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with interest on the unpaid balance of such principal amount from the date hereof at the rate of six and thirty-seven one hundredth (6.37%) percent per
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annum until payment in full. The principal amount of this Note, together with all interest accrued thereon, shall be payable in full by Maker to the Lender at 5:00 p.m., eastern standard time, upon the earliest to occur of: (a) the first year anniversary of the date hereof; or (b) upon acceleration of the maturity of this Note (as described herein); or (c) upon sale of all of the Pledged Stock (each (a), (b) and (c) being a "Maturity Date"). Capitalized terms used herein
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and not otherwise defined shall have the meaning set forth in that certain Stock
Pledge Agreement, dated the date hereof, between the Maker and the Lender (the "Pledge Agreement").
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          Payments of principal and interest on this Note shall be paid to the
Lender at its principal office as set forth above (or where otherwise specified by the Lender), by certified or official bank check or personal check (subject to collection) payable to the Lender. If the date set for any payment of principal or interest on this Note is a Saturday, Sunday or legal holiday, such payment shall be due on the next succeeding business day.

          Subject to mandatory prepayment (as described below), this Note may be prepaid in whole or in part from time to time, without premium or penalty, upon the Maker giving the Lender two (2) days' prior written notice of his intention to prepay. Concurrently with each prepayment of principal, the Maker shall also pay accrued interest on the principal amount prepaid, accrued to the date of prepayment. All prepayments shall be applied first to any accrued interest and then to the outstanding principal amount of this Note.

          Principal and accrued interest on this Note are subject to mandatory prepayment in the event that Maker sells all or any portion of the Pledged Stock prior to the date on which the principal and accrued interest on this Note would otherwise become due and payable (such sale is hereinafter referred to as a "Pre-Maturity Sale"). The amount to be prepaid in such an event shall be an
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amount (the "Net Sale Proceeds") equal to the net after- tax proceeds received
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or to be received by Maker upon such Pre-maturity Sale (calculated assuming the maximum federal, state and city tax rates applicable as of the date of such transaction). If Maker sells only a portion of the Pledged Stock in a Pre-maturity Sale, any principal not prepaid under the terms of this Note shall remain outstanding and interest shall continue to accrue thereon.
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          In the event (i) that the Maker commences an action under any law relating to bankruptcy, insolvency or relief of debtors, there is commenced against the Maker an action under any such law which results in the entry of an order for relief or such action remains undismissed for a period of 60 days or the Maker otherwise becomes insolvent, (ii) that the Maker fails to make complete payment of accrued interest when due under this Note, (iii) that the Maker materially violates the Pledge Agreement, (iv) upon the death or disability of Maker, (in which case Maker's estate or representative shall pay any principal amount and interest accrued on this Note in whole within six (6) months of the date of Maker's death); (v) if any material provision of the Pledge Agreement shall for any reason cease to be valid and binding on Maker; or
(vi) the Pledge Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority security interest in any of the "Collateral" (as defined in the Note) purported to be covered
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thereby; the Lender may accelerate this Note and may, by written notice to the
Maker, declare the entire unpaid principal amount and all such accrued and unpaid interest thereon to be immediately due and payable and, thereupon, the unpaid principal amount and all such accrued and unpaid interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Maker; provided, however, if the event described in subsection (i) shall occur, then
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any and all amounts under this Note shall automatically become immediately due and payable; provided, further, however, that if any of the events described in
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(ii), (iii), (v) or (vi) of this paragraph occurs, the Maker may, at any time before the date that is 10 business days after the occurrence of such event, without the consent of the Lender, remedy such failure or material violation, and, if the Maker timely effects such remedy, the Lender may not accelerate this Note as described above. The failure of the Lender to accelerate this Note shall not constitute a waiver of any of the Lender's rights under this Note as long as any of the events described in (ii), (iii), (v) or (vi) continues.

          Unless the Maker shall be otherwise notified in writing by the Lender, all principal and interest hereunder are payable in lawful money of the United States of America at the office of the Lender at the address shown above in immediately available funds.

          The Maker hereby waives presentment, demand, dishonor, protest, notice of protest, diligence and any other notice or action otherwise required to be given or taken under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note.

          Notwithstanding anything to the contrary contained in any other agreement currently in force between Maker and Lender (or any other agreements or understandings), Maker hereby agrees and covenants that Lender shall have full recourse against Maker for the payment of the entire principal amount of this Note, and all accrued interest thereon.
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          No consent or waiver by the holder hereof with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the holder hereof.

          This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

          IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the date first above written.

ATTEST:

_______________________                       _________________________________
                                              ROBERT A. BAUGHMAN